EXHIBIT 23.4

Independent Auditors’ Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106483 of Cathay Bancorp, Inc. on Form S-4 of our report dated January 19, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of GBC Bancorp for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

July 28, 2003